SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K


             Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): October 30, 1997



                            SYNERGY MEDIA, INC.
          (Exact name of registrant as specified in its charter)



         Nevada                  33-128            47-0777141
(State or other jurisdiction of  (Commission    (I.R.S. Employer
incorporation or organization)   File No.)     Identification No.)


     2410 South 156th Circle, Suite 100, Omaha, Nebraska         68130
          (Address of principal executive offices)                  (Zip Code)


                              (402) 334-5556
           (Registrant s telephone number, including area code)

      Item 5.  Other Events

      Synergy Media, Inc., and its affiliates have received support from the Official Committee of Unsecured Creditors of Digital Products Corporation for its Plan of Reorganization of Digital Products Corporation.
      Under terms of an agreement reached with the Committee, an affiliate of Synergy Media, Inc., Digital Products
	Acquisition Corporation, Inc., will acquire 100% of the assets of Digital Products Corporation in exchange for cash and stock. Digital Products Acquisition Corporation, Inc., and the Official Committee of
      Unsecured Creditors will be co-proponents of the Plan of Reorganization. (See attached letter)

      There can be no assurances that Digital Products
	Acquisition Corporation, Inc., will obtain sufficient funds to complete the contemplated transaction or that creditors and other parties will approve the Plan
	of Reorganization and Disclosure Statement.
                          SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      SYNERGY MEDIA, INC.


      /s/ Michael S. Luther                October 30, 1997
      By:  Michael S. Luther                     Date
                 Chairman

      Pursuant to the requirements of the Securities
	Exchange Act of 1934, this report has been signed below by the following persons on behalf of the
      Registrant and in the capacities and on the dates indicated.



      /s/ Michael S. Luther                   October 30, 1997
      By:  Michael S. Luther                      Date
          Chairman


      /s/ Michael S. Luther                   October 30, 1997
      By:  Michael S. Luther                      Date
      Secretary, Treasurer and Director

Attachment:

                          GALLAGHER, BRODY & BUTLER
					Counsellors at Law
					212 Carnegie Center
					Suite 402
					Princeton, New Jersey  08540


				MEMORANDUM

TO:	Michael S. Luther (via fax: 402-334-9292)

FROM:	Thomas P. Gallagher, Chairman of the Creditors
	Committee of Digital Products Corporation

RE:	Conference Call of the Creditors' Committee

DATE:	October 23, 1997

	Please be advised that the Creditors' Committee met
Today at approximately 10:30 A.M. East Coast Time to
Review the status of your proposal to reorganize
Digital Products Corporation with the Debtor.
During our meeting, we discussed the status
Of various calls with investors as part of the Committee's due diligence, the status of various
Government grants a well as the status of the Line of credit financing based upon the accounts
Receivable and inventory of the Debtor. As a Result of this call, the Committee has unanimously
Agreed to continue to support your efforts to Reorganize the Debtor; however, there has been concern
Raised regarding the level of commitment from the Potential $2.0 million of equity necessary for this Transaction. The Committee realized that you
Cannot make securities offers and cannot consummate
Securities sales until such time as you have a Complete information package to distribute that has Been approved by the Securities and Exchange
Commission and various parties including our Committee.

	Accordingly, it is the Committee's intention
To provide interim comments on the Disclosure Statement
And Disclosure Schedule and Plan by October 24, 1997,
With final review of all changes on or before October 29, 1997 so that those documents may be Filed with the Court. It is our understanding from Our conversations and discussions with your investors
That your investors would be in a position to commit
Their funds and place same in escrow within two
To three weeks of seeing all final disclosure
Documents.

	In an effort to show our continued support
But stress the importance of an expeditious
Conclusion to this matter, the Committee will Continue to support your plan and proposal
Provided that the $2,000,000 of equity is in Escrow with a mutually satisfactory escrow
Agent on or before November 24, 1997.  We
Would anticipate that if the funding could be In escrow not later than November 24, 1997, We would be in a position to close on the Reorganization during the first or second week
Of December 1997. Please advise if this is Not the case.

	Should you have any questions regarding
Our position, please feel free to contact me
Or Chad Pgatch, our counsel.

	Thank you for your continued follow-up
And the time that you are spending on bringing
This mater to an expeditious and successful
Resolution. The Committee's next call will be Tuesday, October 28, 1997, at 3:00 E.D.T.

TPG/jb
Cc:  Creditors' Committee Members
     Chad Pugatch, Esq.